UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2022

New Mountain Guardian III BDC, L.L.C.

(Exact name of Registrant as specified in its charter)

Delaware	000-56072	84-1918127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Unsecured Notes Offering

On March 10, 2022, New Mountain Guardian III BDC, L.L.C. (the “Company”) entered into a first supplement (the “Supplement”) to its Master Note Purchase Agreement, dated August 4, 2021 (the “Note Purchase Agreement”), with certain institutional investors (the “Purchasers”). Pursuant to the Supplement, on March 10, 2022, the Company issued to the Purchasers $100,000,000 in aggregate principal amount of 3.95% Series 2022A Senior Notes due July 15, 2025 (the “Notes”). The issuance of the Notes is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. Except as set forth in the Supplement, the Notes have the same terms as the $125,000,000 in aggregate principal amount of 3.57% Series 2021A Senior Notes, Tranche A, due July 15, 2025 (the “Tranche A Notes”), and the $50,000,000 in aggregate principal amount of 3.62% Series 2021A Senior Notes, Tranche B, due July 15, 2025 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Prior Notes”), that the Company previously issued pursuant to the Note Purchase Agreement. The Supplement includes certain additional covenants and terms, including, without limitation, the option to, so long as no Default or Event of Default (as defined in the Purchase Agreement) shall then exist, at any time on or after March 10, 2025, prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date.

The Notes will rank equal in priority with the Company’s other unsecured indebtedness, including the Prior Notes. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2022. This interest rate is subject to increase in the event that: (i) subject to certain exceptions, the Notes or the Company cease to have an investment grade rating or (ii) the Asset Coverage Ratio (as defined in the Note Purchase Agreement) is less than 1.83 to 1.00. The Company is obligated to offer to prepay the Notes (i) each time the Company receives an aggregate amount of net proceeds from the repayment, or sale, of loans or investments that constitute Company Level Assets (as defined in the Note Purchase Agreement) and (ii) each time the Company receives an aggregate amount of net proceeds, or if the Company is permitted to receive an aggregate amount of net proceeds, from the distribution of Wells Residual Equity (as defined in the Note Purchase Agreement), in each case that is at least equal to the lesser of (A) $25,000,000 and (B) 10% of the aggregate principal of Notes issued under the Note Purchase Agreement. The Note Purchase Agreement also contains customary terms and conditions for unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company under the Investment Company Act of 1940, as amended, and a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, minimum stockholders’ equity, and prohibitions on certain fundamental changes at the Company or any subsidiary guarantor, as well as customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, cross-default under other indebtedness of the Company or certain subsidiaries, certain judgments and orders, and certain events of bankruptcy. The Note Purchase Agreement includes certain additional covenants and terms, including, without limitation, a requirement that the Company will not permit the Asset Coverage Ratio to be less than the greater of (x) 1.50 to 1.00 and (y) the minimum asset coverage required to be held by the Company to comply with the Investment Company Act of 1940.

The Company intends to use the proceeds of the offering to repay outstanding debt and for general corporate purposes.

The description above is only a summary of the material provisions of the Supplement and is qualified in its entirety by reference to the copy of the form of the Supplement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Amendment to BMO Subscription Line

On March 9, 2022, in connection with the private placement of the Notes, the Company entered into a second amendment (the “Second Amendment”) to the Loan Authorization Agreement between New Mountain Guardian III BDC, L.L.C. and BMO Harris Bank N.A. (the “Lender”), dated July 30, 2019 (the “Loan Agreement”).

Pursuant to the Second Amendment, (i) outstanding obligations under the Notes shall not be included in the outstanding indebtedness of the Company for purposes of determining whether the Company’s aggregate outstanding indebtedness is equal to or less than 80% of the Company's remaining unfunded capital commitments, as required by Section 7(c) of the Loan Agreement, (ii) the Company’s obligations under the Notes was included as an exception to the prohibition on third party indebtedness and (iii) the interest rate applicable prior to the Maturity Date (as defined in the Loan Agreement) was amended to replace references to the LIBOR Quoted Rate with references to a SOFR Quoted Rate. The applicable interest rate will now be the greater of (i) the Lender's prime rate minus 0.25% per annum (no change from the existing Loan Agreement) or (ii) the SOFR Quoted Rate for such day plus 2.50% per annum (which is the same applicable margin that previously applied to the LIBOR Quoted Rate). The SOFR Quoted Rate is based on 3-month Term SOFR, plus a credit spread adjustment of 0.15%, subject to a floor for the SOFR Quoted Rate of 0.00%.

The description above is only a summary of the material provisions of the Second Amendment and is qualified in its entirety by reference to the copy of the form of Second Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Amendment to Wells Fargo Facility

On March 11, 2022 (the “Fourth Amendment Closing Date”), the Company entered into Amendment No. 4 to Loan and Security Agreement (together with the exhibits and schedules thereto, the “Fourth Amendment”), by and among the Company as the collateral manager (in such capacity, the “Collateral Manager”), New Mountain Guardian III SPV, L.L.C., as the borrower (the “Borrower”), the Company, as the equityholder and seller, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as the administrative agent (the “Administrative Agent”) and the lenders party thereto (the “Lenders”), which amended the Loan and Security Agreement (the “LSA”), dated as of August 30, 2019 (as amended by Amendment No. 1, dated as of September 27, 2019, Amendment No. 2, dated as of June 29, 2021 and Amendment No. 3, dated as of October 28, 2021). The Company is the sole member of the Borrower.

Pursuant to the Fourth Amendment, in addition to certain other changes, (i)  the “Facility Amount” was increased to a maximum of $700,000,000, instead of a maximum of $600,000,000 in effect prior to the Fourth Amendment Closing Date and (ii) the “Applicable Spread” was changed to 1.80% (from 1.65%) for Broadly Syndicated Loans and 2.30% (from 2.15%) for all other Loans. The applicable Benchmark for the calculation of interest was changed from LIBOR to Daily Simple SOFR. Certain changes were also made in respect of the determination of a Benchmark Replacement and other terms if Daily Simple SOFR ceases to be an available Benchmark. The holiday that applied for payment of the Non-Usage Fee during the nine-months following the Third Amendment Closing Date was removed. In connection with the increase to the Facility Amount, Annex C to the LSA was amended to increase certain baskets set forth therein that are used to determine whether a proposed asset to be acquired by the Borrower is an Eligible Loan, the determination of the Excess Concentration Amount and the determination of the Required Minimum Equity Amount. As of the Fourth Amendment Closing Date, the sole lender under the LSA remains Wells Fargo Bank with a revolving commitment of $700,000,000.

All capitalized terms used in this subsection of this Current Report on Form 8-K will have the same meaning set forth in the LSA. The description above is qualified in its entirety by reference to the copy of the Fourth Amendment and the conformed LSA, which is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

On March 10, 2022, the Company delivered a capital drawdown notice to its investors relating to the sale of 22,981,305 of the Company’s units (the “Units”) for an aggregate offering price of $229,813,054. No underwriting discounts or commissions have been or will be paid in connection with the sale of the Units. The sale of the Units is expected to close on March 24, 2022.

The sale of the Units described herein was and will be made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Units up to the amount of its capital commitment on an as-needed basis with a minimum of 10 calendar days’ prior notice to investors.

The issuance and sale of the Units are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of First Supplement to Master Note Purchase Agreement, dated March 10, 2022, by and between New Mountain Guardian III BDC, L.L.C. and the purchasers party thereto.
10.2	Form of Second Amendment to Loan Authorization Agreement, dated as of March 9, 2022, between New Mountain Guardian III BDC, L.L.C. and BMO Harris Bank N.A.
10.3	Form of Amendment No. 4 to Loan and Security Agreement, dated as of March 11, 2022, among New Mountain Guardian III SPV, L.L.C., as the borrower, New Mountain Guardian III BDC, L.L.C., as the collateral manager, New Mountain Guardian III BDC, L.L.C., as the equityholder and seller, Wells Fargo Bank, National Association, as the administrative agent and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian III BDC, L.L.C.

Date: March 15, 2022	By:	/s/ Joseph Hartswell
Name: Joseph Hartswell
Title: Chief Compliance Officer and Corporate Secretary